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EXHIBIT 23.1

THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
The Children's Place Retail Stores, Inc.
Secaucus, New Jersey:

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88378) and Form S-8 (No. 333-47065, 333-85834 and 333-135211) of The Children's Place Retail Stores, Inc. and Subsidiaries of our reports dated March 26, 2008, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of The Children's Place Retail Stores, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

BDO Seidman, LLP
New York, NY

March 26, 2008

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  EXHIBIT 23.1
THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM